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                                                                    EXHIBIT 99.1

                          LOAN AND SECURITY AGREEMENT
                         (DATED AS OF SEPTEMBER 9, 2004)

                                     BETWEEN

                      GREENFIELD COMMERCIAL CREDIT, L.L.C.

                                       AND

                               AHPC HOLDINGS, INC.
                      AMERICAN HEALTH PRODUCTS CORPORATION

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                                TABLE OF CONTENTS
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                                                                        PAGE
1.    DEFINITIONS.................................................       1

2.    REVOLVING CREDIT LOAN/lETTERS OF CREDIT ....................       3

3.    COLLATERAL..................................................       4

4.    CHARGES AND INSURANCE.......................................       5

5.    EXAMINATION OF RECORDS; REPORTING...........................       5

6.    OTHER LIENS.................................................       5

7.    GENERAL WARRANTIES AND REPRESENTATIONS......................       6

8.    CONDITIONS TO OBLIGATIONS OF LENDER.........................       7

9.    AFFIRMATIVE COVENANTS.......................................       9

10.   NEGATIVE COVENANTS..........................................      11

11.   TERMINATION.................................................      11

12.   DEFAULT.....................................................      11

13.   YOUR RIGHTS AND REMEDIES....................................      12

14.   WAIVER; AMENDMENTS; SUCCESSORS AND ASSIGNS..................      12

15.   BANKRUPTCY PROVISIONS.......................................      13

16.   MISCELLANEOUS...............................................      14

17.   WAIVER OF JURY TRIAL........................................      16

18.   NO ORAL AGREEMENTS..........................................      16
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                           LOAN AND SECURITY AGREEMENT

GREENFIELD COMMERCIAL CREDIT, L.L.C.

Gentlemen:

      This Agreement, effective as of the date accepted by you, sets forth the terms and conditions upon which you will make loans and advances and extend other financial accommodations to the undersigned (whether one or more in number, referred to herein as "we," "us" or "our" and which, if two or more in number, shall be jointly and severally bound):

      1. DEFINITIONS. As used herein:

            (A) "ADVANCES" means loans to us under this Agreement and the Revolving Credit Loan Rider, and for which our obligation to repay is evidenced by the Revolving Credit Note.

            (B) "COLLATERAL" means all of our presently owned and hereafter acquired or arising:

                  (i) accounts (whether or not earned by performance), letter of credit rights, chattel paper, contracts, contract rights, instruments, documents and supporting obligations (individually and collectively referred to as "RECEIVABLES");

                  (ii) general intangibles (including, without limitation, tax refunds, tax refund claims, trade names, goodwill, trademarks, copyrights, processes, patents, patent rights, patent applications, licenses, inventories, royalties, and/or commissions and permits, choses-in-action, judgments and tort claims) (individually and collectively referred to as "INTANGIBLES");

                  (iii) goods, inventory, merchandise and other personal
                        property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in our business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property including without limitation such goods which give rise to any Receivables and which goods have been returned to or repossessed or stopped in transit by us ("INVENTORY");

                  (iv) tangible goods (other than Inventory), machinery, equipment and fixtures including without limitation office machines, tools, dies, furniture, and vehicles together with all accessions, parts and appurtenances thereto appertaining or attached or kept or used or intended for use in connection therewith, and all substitutions, renewals, improvements and replacements of and additions thereto (sometimes hereinafter individually and collectively referred to as "EQUIPMENT");

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                  (v)    property now or at any time hereafter in your
                         possession (including monies, deposit accounts, claims and credit balances);

                  (vi)   all deposit accounts and investment property;

                  (vii) all interests in any lease of real property or personal property, whether as a lessor or lessee, including all options to purchase any leased property, and all leasehold improvements;

                  (viii) books, blueprints, drawings and records related to any of the foregoing as described in subsection (i) through
                         (vii) above;

and all proceeds (including proceeds of any insurance policies, including business interruption or business income insurance policies) and products of and accessions to all the foregoing described property in which we may have any right, title or interest.

            (C) "DEFAULT" shall have the meaning set forth in Paragraph 12 of this Agreement.

            (D) "INDEBTEDNESS" means all of our present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred acquired, owing or arising, whether under written or oral agreement, operation of law, or otherwise, and includes, without limiting the foregoing (i) Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance, or security interest upon property owned by us, even though we have not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including capitalized leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by us, even though the rights and remedies of the lessor, seller or lender are limited to repossession,
(iv) all unfunded pension fund obligations and liabilities, and (v) deferred taxes.

            (E) "LOAN ACCOUNT" means an account maintained by you for the Loan.

            (F) "LOAN" means the Revolving Credit Loan.

            (G) "NOTE" means the Revolving Credit Note.

            (H) "OBLIGATIONS" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and Indebtedness owing by us to you, whether evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by you in our debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to us hereunder or under any other agreement with you.

            (I) "OBLIGOR" means us or any guarantor of the Obligations, individually or collectively.

            (J) "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

            (K) "PRIME RATE" means the rate published from day to day in the WALL STREET JOURNAL in its "Money Rates" column as the "Prime Rate." Should such publication not continue to

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publish the Prime Rate or a substitute rate, then Lender will select a comparable announced rate. The Prime Rate will change at any time the published "Prime Rate" changes.

            (L) "TERM SHEET" means any document attached to this Agreement and to any Rider which contains other terms and conditions of this transaction.

            (M) Any accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings customarily given to them in accordance with generally accepted accounting principles.

            (N) All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Uniform Commercial Code of the state set forth in Paragraph 16(B) ("CODE") to the extent the same are defined therein.

      2. REVOLVING CREDIT LOAN/LETTERS OF CREDIT.

            (A) REVOLVING CREDIT LOAN/LETTERS OF CREDIT; LOAN ADVANCES. You will establish a revolving credit loan and letter of credit facility (the "Revolving Credit Loan" [or the "Loan"]) in the amount of the Maximum Loan Amount as set forth on the Term Sheet, and, subject to the terms of this Agreement, you may, upon our request, but at all times in your sole discretion, make Advances to us from time to time, pursuant to the Revolving Credit Loan Rider attached hereto and made a part hereof (the "RIDER"). You may, in your sole discretion and without notice to us, disburse any or all of the proceeds of any or all of the Advances made by you to such person or persons as you deem necessary to insure that the security interest in or lien upon the Collateral shall at all times have the priority represented by us in this Agreement. You may, in your sole discretion, at any time reduce the Percentage Advance Rate or the Advance amounts set forth in any Rider. You may, from time to time, reimburse yourself for any loan, interest due, fees or expenses, or any third party for any of our Obligations by charging our Loan Account. You may deduct from the Advances under this Agreement reserves for accrued interest and such other reserves as you deem proper and necessary.

            (B) REVOLVING CREDIT LOAN NOTE. Our obligation to repay Advances under the Revolving Credit Loan shall be evidenced by a Revolving Credit Loan Note (the "Note") executed by us, in form satisfactory to you executed simultaneously herewith, the terms of which are incorporated herein by this reference.

            (C) INTEREST AND OTHER CHARGES. We shall pay you interest on the daily outstanding balance of the Note(s) at the rates as set forth in the applicable Rider. In addition, we shall also pay you on the first day of each month, with respect to the prior calendar month or portion thereof 1/12 of three percent (3.0%) of the average amount of the Maximum Loan Amount not utilized during the prior month. In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in the final determination, deem applicable hereto. In the event that a court determines that you have received interest or other charges hereunder in excess of the highest rate applicable hereto, you shall promptly, in your sole discretion, either apply such amount to the Obligations or refund such amount to us and the provisions herein shall be deemed amended to provide for such permissible rate.

TERMINATION; PREPAYMENT. We shall have the right at any time or from time to time upon three (3) business days' written notice to you to prepay the Note in whole or in part provided that if we prepay the Revolving Credit Loan Note in full and terminate the Revolving Credit Loan then we shall pay, in addition to such prepayment, a prepayment penalty equal to three percent (3.0%) of the Maximum Loan

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Amount if prepayment occurs prior to maturity. Provided, however, that no such prepayment penalty shall be payable if prepayment is made by Bank One.

            (D) TERM. The Term of this Agreement and of the Loan shall be on demand, but if demand is not made, then no later than the date set forth on the Term Sheet (the "Maturity Date").

            (E) MONTHLY ACCOUNTING. You will provide us, monthly, with an accounting of Advances, charges and payments made pursuant to this Agreement. Such accounting shall be deemed correct, accurate and binding upon us and an account stated (except for reverses and reapplications of payments made as provided in Paragraph 16(G) hereof, and corrections or errors discovered by you), unless we notify you in writing to the contrary within thirty (30) days after each accounting is rendered.

      3. COLLATERAL.

            (A) GRANT OF SECURITY INTEREST. As security for the Obligations, we hereby grant you a continuing security interest in and lien upon, and a right of setoff against and we hereby pledge and assign to you, all of the Collateral, including any Collateral not deemed eligible for Advances. We acknowledge that nothing contained in this Agreement or in any Rider shall be (i) construed as your agreement to resort or look to a particular type of Collateral as security for any loan to us, or limit in any way your right to resort to any or all of the Collateral as security for any of the Obligations, or (ii) deemed to limit or reduce any security interest in or lien upon any portion of the Collateral for the Obligations.

            (B) PERFECTION AND PROTECTION OF SECURITY INTEREST. We shall, at our expense, perform all steps requested by you at any time to perfect, maintain, protect, and enforce your security interest in the Collateral, including, without limitation, executing and filing financing, continuation statements and amendments thereof, and searches to confirm the priority of your security interests, in form and substance satisfactory to you, placing notations on our books of account to disclose your security interest therein, and taking such other steps as are deemed necessary by you to maintain your control of and security interest in the Collateral. You may file, without our signature, one or more financing statements disclosing your security interest under this Agreement. We agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of our agents or processors, we shall notify such person of your security interest in such Collateral and, upon your request, instruct them to hold all such Collateral for your account subject to your instructions. From time to time, we shall, upon your request, execute and deliver confirmatory written instruments pledging to you the Collateral, but our failure to do so shall not affect or limit your security interest or other rights in and to the Collateral. Until all Obligations have been fully satisfied, your security interest in the Collateral shall continue in full force and effect.

            (C) ATTORNEY-IN-FACT. We hereby appoint you and any designee of yours as our attorney-in-fact and authorize you or such designee, at our sole expense, to exercise at any times in your or such designee's discretion all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in your name or our name, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof,
(b) transmit to account debtors, other obligors or any bailees notice of your interest in the Collateral or request from account debtors or such other obligors or bailees at any time, in our name or your name or any designee, information concerning the Collateral and any amounts owing with respect thereto, (c) notify account debtors or other obligors to make payment directly to you, or notify bailees as to the disposition of Collateral, (d) take or bring, in your name or our name, all steps, actions, suits or proceedings deemed by you necessary or desirable to effect collection of or other realization upon the

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accounts and other Collateral, (e) after a Default, change the address for delivery of mail to us and to receive and open mail addressed to us, (f) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, and
(g) execute in our name and file against us in your favor financing statements or amendments with respect to the Collateral.

      4. CHARGES AND INSURANCE.

            (A) You may, in your discretion, at any time discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, pay any service bureau, or obtain any record and charge the cost thereof to our Loan Account.

            (B) We shall at all times insure the Collateral in your name against loss or damage by fire, theft, burglary, pilferage, loss in transit, business interruption and such other hazards as you shall specify in amounts, under policies and by insurers acceptable to you. Each policy shall include a provision for thirty (30) days prior written notice to you of any cancellation or substantial modification and shall show you as mortgagee/secured party, loss payee and additional insured in a manner acceptable to you. We shall execute and deliver to you simultaneously herewith and at any other time hereafter such assignments of policies of insurance, including business interruption insurance, as you shall require. All premiums shall be paid by us and the policies shall be delivered to you. If we fail to do so, you may (but shall not be required to) procure such insurance at our expense.

      5. EXAMINATION OF RECORDS; REPORTING.

            (A) You may at all reasonable times have access to, examine, audit, make extracts from and inspect our records, files, books of account and the Collateral. We will deliver to you any instrument necessary for you to obtain records from any service bureau maintaining records for us. All instruments and certificates prepared by us showing the value of any of the Collateral shall be accompanied, upon request, by copies of related purchase orders and invoices. You may, at any time after default, remove from our premises our books and records or require us to deliver them to you and you may, without expense to you, use such of our personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing your security interest.

            (B) We shall furnish you, upon request, information and statements showing our business affairs, financial condition and the results of our operations. We will provide you with (i) original sales invoices, customer statements and credit memos issued, remittance advices and reports and copies of deposit slips, each time we bill our customer, (ii) copies of shipping and delivery documents, upon request, (iii) within thirty (30) days after the end of each Interim Financial Statement Period set forth on the Term Sheet, our internally prepared income statement and balance sheet prepared on a basis consistent with such statement prepared in prior months and in accordance with generally accepted accounting principles, and within ninety (90) days after the end of each of our fiscal years, our financial statements prepared by our independent, certified public accountants acceptable to you prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior year-end statements (said interim and year-end financial statements hereinafter referred to as "Financials") (the scope of the CPA's engagement is set forth on the Term Sheet), (iv) complete copies of all tax returns when filed, and (v) certificates relating to the foregoing as you may request.

      6. OTHER LIENS. We represent and warrant that all Collateral is and will continue to be owned by us free and clear of all liens, claims and encumbrances whatsoever, whether prior or subordinate to the liens we have granted you, except for Permitted Liens (which Lender acknowledges

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disclosure of without prejudice to its right to challenge priority) , if any, as set forth on the Term Sheet; and that we will not, without your prior written approval, which may be withheld in your sole discretion, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral, except for sales of Inventory and collection of accounts receivable in the ordinary course of business, with proceeds of the collections being deposited into the lockbox identified on the Term Sheet.

      7. GENERAL WARRANTIES AND REPRESENTATIONS. We warrant and represent that:

            (A) We are duly organized and existing in good standing under the laws of the Formation State set forth on the Term Sheet, are qualified to do business and are in good standing in all states in which qualification and good standing are necessary in order for us to conduct our business and own our property and have all requisite power and authority to conduct our business, to own our property and to execute, deliver and perform all of our Obligations;

            (B) We have not, during the preceding five (5) years, been known by or used any other Assumed Names or Trade Names other than as set forth on the Term Sheet;

            (C) The execution, delivery and performance by us of this Agreement will not constitute a violation of any applicable law or of our Articles or Certificate of Incorporation, By-Laws or any agreement, or document to which we are a party or bound;

            (D) We possess adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications, and tradenames for the conduct of our business;

            (E) Except as previously disclosed to you, we have capital sufficient to conduct our business, are solvent and able to pay our debts as they mature and own property having a fair value greater than the amount required to pay our debts;

            (F) Except for trade payables arising in the ordinary course of our business and except as heretofore disclosed to you in writing, we have (i) no pending or threatened litigation, actions or proceedings which would materially and adversely affect our business assets, operations or condition, financial or otherwise, or the Collateral and (ii) no Indebtedness;

            (G) We have good, indefeasible, and merchantable title to the Collateral, and there is no lien or encumbrance thereon other than the security interest granted to you and Permitted Liens as set forth on the Term Sheet;

            (H) We are not a party to any contract, or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting our business, assets, operations or condition, financial or otherwise, and are not subject to any labor dispute; and, no labor contract is scheduled to expire during the term of this Agreement, except as heretofore disclosed to you in writing;

            (I) We are not in violation of any applicable statute, regulation or ordinance, in any respect materially and adversely affecting the Collateral or our business, assets, operations or condition, financial or otherwise;

            (J) Except for the indebtedness which has been previously disclosed to you, we are not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which we are a party or bound;

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            (K) The financial statements delivered to you fairly present our financial condition and results of operations and those of such other Persons described therein as of the date thereof; and there has been no material and adverse change in such financial condition or operations since the date of the statements;

            (L) We have received no notice that we are not in full compliance with any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and its regulations and, to the best of our knowledge, there exists no event described in Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof, with respect to us;

            (M) We have filed all tax returns and other reports we are required by law to file and have paid all taxes and similar charges that are due and payable;

            (N) Our Chief Executive Office, Principal Place of Business and the Location of Collateral Records is at the location set forth on the Term Sheet;

            (O) We have not received any notice alleging and are not aware of any facts indicating any material noncompliance with any State or Federal law governing the use, generation, storage or release of any hazardous waste or substance;

            (P) We have no Subsidiaries or Affiliates other than as set forth on the Term Sheet. To the extent any subsidiary or affiliate is shown on the Term Sheet, neither the assets or chief executive office of such subsidiary or affiliate is located at one or more of our locations specified in Paragraph 7(N) hereof;

            (Q) We do not own any properties on which Collateral is located; and

            (R) All Collateral which is tangible personal property is kept only at the Collateral Locations set forth on the Term Sheet.

      8. CONDITIONS TO OBLIGATIONS OF LENDER.

            (A) CONDITIONS FOR CLOSING. Your obligation to close the Loan hereunder is subject to receipt by you of the following documents, fully executed, and completion of the following matters, all in form and substance satisfactory to you:

                  (i) CHARTER DOCUMENTS. Certificates of recent date of the appropriate authority or official of our state of incorporation (listing all of our charter documents on file in that office if such listing is available) certifying as to our good standing and corporate existence together with copies of such charter documents, certified as of a recent date by such authority or official and certified as true and correct as of the date hereof by us by a duly authorized officer;

                  (ii) CERTIFICATION OF GOOD STANDING. Certificates of recent date of the appropriate authority or official of each state in which we are legally qualified to do business, each certifying as to our good standing, to be provided within thirty days of Closing;

                  (iii) BY-LAWS AND CORPORATE AUTHORIZATIONS. Copies of our By-Laws together with all authorizing resolutions and evidence of other corporate action taken by us to authorize the execution, delivery and performance by us of this Agreement and all documents and instruments executed in connection therewith (the "Loan Documents"), and the consummation by us of the

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transactions contemplated hereby, certified as true and correct as of the date hereof by us by a duly authorized officer;

                  (iv) INCUMBENCY CERTIFICATES. A certificate of incumbency for us containing, and attesting to the genuineness of, the signatures of those officers authorized to act on our behalf in connection with the Loan Documents to which we and the consummation by us of the transactions contemplated hereby, certified as true and correct as of the date hereof by us by a duly authorized officer;

                  (v) NOTE. The Revolving Credit Note duly executed by us;

                  (vi) SECURITY DOCUMENTS. This Loan and Security Agreement duly executed on our behalf granting to you, as collateral security for the Obligations, the Collateral intended to be provided pursuant to Section 3, together with the following in fully executed form:

                        a. RECORDING, FILING, ETC. Evidence of the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as you may deem necessary or appropriate with respect to any security interest, including the filing of financing statements and similar documents which you may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to you thereunder, together with Uniform Commercial Code record searches in such offices as you may request;

                        b.    GUARANTOR SECURITY DOCUMENTS.

                             (1) A Guaranty constituting the Validity Guaranty of Alan E. Zeffer ("Guarantor");

                        c. CASUALTY AND OTHER INSURANCE. Evidence that the casualty and other insurance required pursuant to
                              Section 4 of this Agreement is in full force and effect and assignments of policies of insurance as you shall require;

                  (vii) CLOSING CERTIFICATE; BORROWING AUTHORIZATION. A Closing Certificate and a Borrowing Authorization in form satisfactory to you duly executed by us by a duly authorized officer;

                  (viii) GUARANTOR FINANCIAL STATEMENT. Receipt and review by you of a current personal financial statement of Guarantor which is satisfactory in all respects to you;

                  (ix) CONSENTS, APPROVALS, ETC. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on our part in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct and in full force and effect as of the date hereof by us by a duly authorized officer of Borrower, or, if none is required, a certificate of such officer to that effect;

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                  (x) FEE. The balance of the Commitment Fee in the amount of
One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00) shall be payable at closing. The Commitment Fee shall be deemed fully earned at closing;

                  (xi) OTHER MATTERS. Such other documents, and completion of such other matters, as you may reasonably request.

            (B) FURTHER CONDITIONS FOR DISBURSEMENT. Your obligation to make any Advance (including the first Advance) is further subject to the satisfaction of the following conditions precedent:

                  (i) The representations and warranties contained in Section 7 hereof and in any of the Loan Documents shall be materially true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

                  (ii) No Default shall exist or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made); and

                  (iii) In the case of any Advance under the Revolving Credit Loan, you shall have received, when due, all Reports required pursuant to
Section 5(B) as of the close of business on the last business day of the week next preceding the date such Advance is made.

We shall be deemed to have made a representation and warranty to you at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (A) and (B) of this Section 8. For purposes of this
Section 8(B), the representations and warranties contained in Section 7 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5(B).

            (C) POST-CLOSING CONDITIONS. After the date hereof, we agree to provide you with the following:

                  (i) UCC SEARCHES. Uniform Commercial Code searches in all jurisdictions in which you have filed UCC Financing Statements or in which we conduct business;

                  (ii) EVIDENCE OF USE OF LOAN PROCEEDS. All documents you require to evidence the use by us of the proceeds of the Loan;

                  (iii) GOOD STANDING CERTIFICATES. Good standing certificates for jurisdictions in which we are qualified to do business as a foreign corporation;

      9. AFFIRMATIVE COVENANTS. We covenant that, so long as any Obligations remain outstanding and this Agreement is in effect, we shall:

            (A) Pay to you on demand all fees and expenses which you incur in connection with (i) the forwarding of loan proceeds, (ii) the processing of loan advances, (iii) the establishment and maintenance of the lock box and of all other accounts created in connection with the transaction contemplated hereby, and (iv) examination of the Collateral;

            (B) Promptly file all tax returns and other reports which we are required to file and promptly pay all taxes, assessments and other charges;

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            (C) Promptly notify you in writing of any litigation affecting us, whether or not the claim is covered by insurance, and of any suit or administrative proceeding which may materially and adversely affect the Collateral or our business, assets, operations or condition, financial or otherwise;

            (D) Notify you in writing (i) promptly upon the occurrence of any event described in Section 4043 of ERISA, other than a termination, partial termination or merger of a "Plan" (as defined in ERISA) or a transfer of a Plan's assets, and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

            (E) Give you thirty (30) days prior written notice of our opening or closing any place of business;

            (F) Maintain our corporate existence and our qualification and good standing in all states necessary to conduct our business and own our property and maintain adequate assets, licenses, patents, copyrights, trademarks and tradenames to conduct our business;

            (G) Promptly notify you in writing of any labor dispute to which we are or may become subject and the expiration of any labor contract to which we are a party or bound;

            (H) Promptly notify you in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to us which may materially and adversely affect the Collateral or our business, assets, operations or condition, financial or otherwise;

            (I) Notify you in writing within five (5) business days of our default under any note, indenture, loan agreement, mortgage, lease, or other agreement to which we are a party or bound;

            (J) Promptly notify you in writing of any default under any Indebtedness owing to us;

            (K) Promptly notify you in writing of the making of any capital expenditures materially affecting our business, assets, operations or conditions, financial or otherwise;

            (L) Execute and deliver to you, upon request, such documents and agreements as you may, from time to time, reasonably request to carry out the terms and conditions of this Agreement;

            (M) Promptly, and in any event within five (5) days of the receipt thereof, deliver any communication in any way concerning any act or omission on our part regarding the use, generation, storage or release of a hazardous waste or substance. We agree to indemnify and hold you harmless from any and all loss, damage, cost, liability or expense (including reasonable attorney fees) arising out of our use, generation, storage or release of any hazardous waste or substance;

            (N) Promptly, and in any event within five (5) days of the receipt thereof, deliver to you a copy of any communication from the Federal Department of Labor concerning any alleged act or omission on our part in connection with the payment of minimum and/or overtime wages to an employee;

            (O) Promptly, and in any event within five (5) days of the receipt thereof, deliver to you a copy of any communication concerning any violation of a state or Federal law which could result in the forfeiture of the Collateral; and

            (P) Maintain the liens and security interests granted to you as first, prior and only liens upon the Collateral, except for Permitted Liens.

      10. NEGATIVE COVENANTS. Without your prior written consent, we covenant that, so long as any Obligations remain outstanding and this Agreement is in effect, we shall not:

            (A) Merge or consolidate with or acquire any other Person;

            (B) Except for cash distributions to our shareholders in amounts sufficient for them to pay income taxes arising from their ownership of our stock, declare or pay cash dividends upon any of our stock or distribute any of our property or make (except in the ordinary course of business) any loans or extensions of credit, or investments in, any Person, or redeem, retire, purchase or acquire, directly or indirectly any of our stock, or make any material change in our capital structure or in our business or operations which might adversely affect the repayment of the Obligations;

            (C) Enter into any transaction which materially and adversely affects the Collateral or our ability to repay the Obligations, including any secondary liens thereon except for the Permitted Liens;

            (D) Become liable for the indebtedness of any Person, except by endorsement of instruments for deposit;

            (E) Incur Indebtedness, other than Permitted Indebtedness and trade payables arising in the ordinary course of our business, and the Obligations;

            (F) Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

            (G) Except for sales in the ordinary course of business, remove the Collateral which is tangible personal property from the Collateral Locations set forth on the Term Sheet unless we give you thirty (30) days prior written notice and the same is removed to a location within the continental United States of America;

            (H) Use any other corporate or fictitious name;

            (I) Prepay any Indebtedness, except the Loan;

            (J) If applicable, pay salaries, bonuses or commissions to any principal named on the Term Sheet in excess of the amounts set forth thereon; or

            (K) Pay any Indebtedness to any of the persons named on the Term Sheet.

      11. TERMINATION. Either party shall have the right to terminate this Agreement at the end of the Term of this Agreement or at any time thereafter by giving the other party written notice by registered or certified mail not less than sixty (60) days prior to the effective date of such termination. Upon the effective date of termination, all Obligations shall become immediately due and payable.

      12. DEFAULT. Any one or more of the following events shall constitute a default ("Default") under this Agreement: (a) we shall fail to pay when due, or breach, any Obligations, or (b) Obligor shall (i) become insolvent, (ii) generally not pay its respective debts as they become due, (iii) make an assignment for the benefit of creditors, (iv) attempt to enter into a composition of debts, or (v) make any misrepresentation to you or fail to observe or perform any covenants or conditions in connection with this Agreement, any Rider or any other instrument related to the Loan hereto, or (c) there shall be filed by or against any Obligor a petition in bankruptcy for liquidation or for reorganization, or a custodian, receiver or agent is appointed or authorized to take charge of its properties, or any Obligor authorizes any such action, or (d) there hereafter occur any material and adverse change in the business, assets, operations and condition, financial or otherwise, of any Obligor, or (e) any Obligor shall be in default under any agreement to which it is a party, or (f) any guaranty of the Obligations shall be terminated or revoked, or (g) you in good faith believe that either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the Collateral is not sufficient to secure fully the Obligations.

      OBLIGOR ACKNOWLEDGES THAT WHILE THERE ARE EVENTS OF DEFAULT SET FORTH, THE OBLIGATIONS ARE DUE UPON DEMAND, AND IF DEMAND IS NOT MADE, THEN UPON THE MATURITY DATE SET FORTH IN THE TERM SHEET. DEMAND MAY OCCUR WITH OR WITHOUT THERE BEING AN EVENT OF DEFAULT.

      13. YOUR RIGHTS AND REMEDIES.

            (A) If a Default has occurred under this Agreement and is continuing or you have made demand, you may, at your election, without notice of your election and without demand, do any one or more of the following: (a) declare our Obligations, whether evidenced by a revolving credit note, a term note or otherwise, to be immediately due and payable; (b) stop advancing money or extending credit to or for our benefit under the Agreement or any Rider; (c) exercise any and all of the rights accruing to a secured party under the Code and any other applicable law; (d) take possession of the Collateral and keep it on our premises, at no cost to you, or remove any part of it to such other place(s) as you may desire or we shall, upon your demand, at our cost, assemble the Collateral and make it available to you at a place reasonably convenient to you; (e) seek the appointment of a receiver or trustee under the laws of any court having jurisdiction for such appointment (to which appointment we consent to in advance and waive any rights to object to or oppose).

            (B) In the event of a Default hereunder, you may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as you deem advisable, at your discretion, and may, if you deem it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale of such postponed or adjourned sale without giving a new notice of sale. We agree that you have no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. You are hereby granted a license or other right to use, without charge, our labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and our rights under all licenses and all franchise agreements shall inure to your benefit. Any requirement of reasonable notice shall be met if such notice is mailed by certified mail, return receipt requested,postage prepaid to us at our address set forth below at least ten (10) days before sale or other disposition. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second to (in whatever order you elect) all Obligations. You will return any excess to us and we shall remain liable for any deficiency.

            (C) IN THE EVENT OF A DEFAULT HEREUNDER, WE HEREBY WAIVE ALL RIGHTS TO NOTICE AND HEARING PRIOR TO THE EXERCISE BY YOU OF YOUR RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT NOTICE OR HEARING AND ALL RIGHTS OF SET-OFF AND COUNTERCLAIM AGAINST YOU.

      14. WAIVER; AMENDMENTS; SUCCESSORS AND ASSIGNS. Your failure to exercise any right, remedy or option under this Agreement or any Rider or other agreement between you and us or delay by you in exercising the same will not operate as a waiver. No waiver by you will be effective unless in writing and then only to the extent stated. No waiver by you shall affect your right to require strict performance of this Agreement. Your rights and remedies will be cumulative and not exclusive. This Agreement cannot be changed or terminated orally. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind your and our respective representatives, successors and assigns.

      15. BANKRUPTCY PROVISIONS. In consideration of your agreements hereunder and under the Loan Documents, we agree that, in the event any one or more of us (as a "Debtor" or "Debtors") files for relief under Title 11 of the United States Code ("Bankruptcy Code") or is otherwise subject to an order for relief under the Bankruptcy Code, that as to each Debtor:

            (A) RELIEF FROM STAY. You shall be entitled to relief from the automatic stay imposed by Bankruptcy Code Section 362 on or against the exercise of any and all rights and remedies available to you under this Agreement, the Loan Documents or applicable law, if Debtor fails to file a Plan of Reorganization within 120 days (unless otherwise extended) or fails to obtain confirmation of a Plan of Reorganization within 180 (unless otherwise extended)days, after entry of the order for relief. We specifically acknowledge that "cause" exists for such relief within the meaning of Section 362(d) of the Bankruptcy Code.

            (B) CASH COLLATERAL. Any attempt by Debtor to use "Cash Collateral" (as defined in Section 363 of the Bankruptcy Code) shall be subject to the prior entry of an order pursuant to Section 363 of the Bankruptcy Code ("Cash Collateral Order") specifically incorporating the principal terms set forth on
Schedule 15(B) attached hereto and the Debtor shall under no circumstances seek to use Cash Collateral other than on the terms provided in this Agreement. Any such Cash Collateral Order shall permit the use of Cash Collateral only until the earliest to occur of: (i) a Default under any of the provisions of this Agreement or the Loan Documents (other than a Default occasioned solely by the bankruptcy of Debtor), (ii) the appointment of a Chapter 11 trustee or examiner in Debtor's case, (iii) the dismissal of Debtor's case or its conversion to a case under Chapter 7 of the Bankruptcy Code, or (iv) the entry of an order modifying or terminating the automatic stay or prohibiting the further use of cash collateral. Upon the occurrence of any of the events described in (i) through (iv) of the preceding sentence, Debtor's ability to use Cash Collateral shall terminate immediately and automatically; such termination shall not, however, affect or impair the rights, interests or liens granted to you under this Agreement or the other Loan Documents.

      All existing and future revenue and cash shall constitute Cash Collateral, subject to your choate, fully perfected and presently enforceable liens and security interests, and, to the extent they are used and consumed by Debtor after filing of the petition or entry of the order for relief, Debtor specifically agrees that they are collateral for your secured claims under
Section 506 of the Bankruptcy Code in the amount so used.

      To the extent it is determined that Section 552(a) of the Bankruptcy
Code applies to limit your interest under the Loan Documents and this Agreement you shall be deemed to have, as adequate protection for the use of Cash Collateral, a continuing perfected protection for the use of Cash Collateral, a continuing perfected post-bankruptcy lien and security interest in all Collateral, and all revenue and cash, whether derived from operations prior to or subsequent to or the filing of a voluntary of involuntary petition for relief with respect to Debtor. As further adequate protection for Debtor's use of Cash Collateral, Debtor shall maintain at all times an adequate and appropriate amount and type of coverage of insurance, including endorsements issued therewith covering the Collateral in amounts not less than that required under the Loan Documents. To the extent that the collateral securing your claims in Debtor's bankruptcy case is deemed or proves to be insufficient to pay your claims in full, your secured claims shall be deemed to have been inadequately protected by the provisions of the Cash Collateral Order, and they shall therefore have administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, which superpriority shall be equal to the priority provided under the provisions of Section 364(c)(1) of the Bankruptcy Code over all other costs and administrative expenses incurred in the case of the kind specified in, or ordered pursuant to, Sections 105, 326, 327, 330, 331, 503(b), 506(c), 507(a), 507(b) or 726 of the Bankruptcy Code and shall at all times be senior to the rights of Debtor or any successor trustee in the resulting bankruptcy proceeding or any subsequent proceeding under the Bankruptcy Code.

      During the pendency of Debtor's bankruptcy, if it is determined that any of the rights granted hereunder or by any of the Loan Documents are security interests or liens, they shall be deemed perfected without the necessity of the filing of any documents or commencement of proceedings otherwise required under non-bankruptcy law for the perfection of security interests, with such perfection being binding upon any subsequently appointed trustee, either in Chapter 11 or under any other Chapter of the Bankruptcy Code, and upon other creditors of Debtor who have or may hereafter extend secured or unsecured credit to Debtor.

            (C) SURCHARGE WAIVER. Debtor and/or any other representative of Debtor's bankruptcy estate waives any right to seek a surcharge of your collateral under 11 U.S.C. Section 506(c) or any other provision of applicable law.

            (D) OTHER WAIVERS. Debtor waives any right to seek an order under 11 U.S.C. Sections 363, 364, 1129 or any other provision of the Bankruptcy Code, imposing liens or security interests of senior or equal priority with your liens and security interests in the Collateral or the Cash Collateral.

            (E) OTHER ACTIONS NOT PROHIBITED. Nothing contained in this Section 15 shall be deemed to limit or restrict your rights to seek in the bankruptcy court any relief that you may deem appropriate in the event of a bankruptcy commenced by or against Debtor, and in particular, you shall be free to seek the dismissal or conversion of any case filed by Debtor, the appointment of a trustee or examiner, and relief from the automatic stay.

      16. MISCELLANEOUS.

            (A) If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            (B) This Agreement shall be interpreted in accordance with the Governing Law of the state set forth on the Term Sheet.

            (C) All of our representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties.

            (D) No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, warranties, representations or liabilities of the parties hereto and all shall survive such termination.

            (E) Each Obligation may, in your discretion, be evidenced by notes or other instruments issued or made by us to you. If not so evidenced, such Obligation shall be evidenced solely by entries upon your books and records.

            (F) All Obligations shall constitute one loan secured by the Collateral. You may, in your sole discretion: (i) exchange, enforce, waive or release any of the Collateral or (ii) apply Collateral and direct the order or manner without affecting your right to take any other action with respect to any other Collateral.

            (G) You shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that we make a payment or you receive any payment or proceeds of the Collateral for our benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by you.

            (H) We shall reimburse you for all reasonable expenses incurred or to be incurred by you in connection with (a) the negotiation, preparation and closing of this Agreement; (b) the protection, perfection or preservation of your security interest in or lien upon the Collateral; (c) your inspection or verification of the Collateral; (d) any court or bankruptcy proceeding relating to the Agreement or any claim or action by any Person against you which would not have been asserted were it not for your relationship with us hereunder or otherwise; (e) actions taken with respect to the Collateral and your security interest or lien therein; and (f) enforcement of any of your rights and remedies with respect to the Obligations or Collateral. The foregoing expenses shall include, without limitation: (i) reasonable fees, costs and expenses of your attorneys and paralegals; (ii) interest on the foregoing at the highest applicable interest rate provided under this Agreement, which shall be part of the Obligations, payable on demand and secured by the Collateral. In addition, we shall pay those fees set forth on the Term Sheet at the times specified therein. In recognition of your right to have all your expenses incurred or to be incurred in connection with this Agreement and the fees due you secured by the Collateral, you shall not be required to record any discharge of your lien or termination of your security interest unless and until we deliver to you a general release acceptable to you.

            (I) We agree to give you written notice of any action or omission by you or your agents in connection with this Agreement that may be actionable against you or that may be a defense to payment of the Obligations for any reasons. We further agree that unless such a notice specifically describing the action or omission is given by us within thirty (30) days after we have knowledge or with the exercise of reasonable diligence should have had knowledge of the occurrence of said action or omission we shall not assert, and we shall be deemed to have waived, any claim or defense arising therefrom.

            (J) If you shall breach your obligation under this Agreement to make an advance under the terms of this Agreement, notwithstanding our conformance with the provisions thereof, we agree that our sole remedy on account thereof shall be to recover liquidated damages on account of such breach, computed as hereinafter provided, in recognition of the fact that the damages which we might incur are uncertain and speculative. Liquidated damages to which we shall be entitled shall be equal to sixty (60) times the interest payable for one day on the loans outstanding as of the day that you are deemed to have failed to fund. In any event, you shall never be liable to us for special, indirect and consequential damages, whatever the nature of your breach hereunder.

            (K) We authorize and direct you to disburse, for our account, the proceeds of loans made by you to us to such Person as any of our officers or directors shall direct, whether in writing or orally.

            (L) Any notice required hereunder shall be in writing, and addressed to the party to be notified as follows:

               IF TO YOU:              Edward P. Lewan, Vice President
                                       Greenfield Commercial Credit, L.L.C.
                                       300 East Long Lake Road, Suite 180
                                       Bloomfield Hills, MI  48304

               IF TO US:               The Borrower's Address set forth
                                       on the Term Sheet.

or to such other address as each party may designate for itself by like notice.

            (M) We represent and warrant to you that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and we agree to indemnify and hold you harmless against any and all such claims.

            (N) The paragraph titles contained in this Agreement are without substantive meaning and are not part of the Agreement.

            (O) We hereby release and exculpate you, your officers, employees and designee, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. In no event will you have any liability to us for lost profits or other special or consequential damages.

            (P) You may, at your option, cure any default by us under any agreement with a third party or pay or bond on appeal any judgment entered against us, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in your sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. You may charge our Loan Account for any amounts so expended, such amounts to be repayable by us on demand. You shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of ours.

            (Q) All representations and warranties by us contained in this Agreement or any of the other agreements contemplated herein shall survive the execution and delivery of this Agreement until the termination hereof and the indefeasible satisfaction in full of all Obligations.

      17. WAIVER OF JURY TRIAL. Our legal counsel has advised us that (i) there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising out of this Agreement or any Rider and (ii) such constitutional right may be waived. After consultation with our counsel (which has included our counsel's review of this Agreement), we believe that it is in our best interest in this commercial transaction to waive such right. Accordingly, we hereby waive our right to a jury trial, and further agree that the best forum for hearing any claim, dispute or lawsuit, if any, arising in connection with this Agreement or any Rider or our relationship with you, shall be a court of competent jurisdiction sitting without a jury.

      18. NO ORAL AGREEMENTS. We acknowledge that this Agreement and each Rider represents the final agreement between you and us and the terms of such documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements that may have or will be exchanged between you (including your officers, employees and agents) and us.

                                          AHPC HOLDINGS, INC.
                                          a Maryland corporation

                                          By:_________________________________
                                                   Alan Zeffer
                                          Its:     President

                                          And

                                          AMERICAN HEALTH PRODUCTS
                                           CORPORATION

                                          a Texas corporation

                                          By:_________________________________
                                                   Alan Zeffer
                                          Its:     President

Accepted  on September 9, 2004

GREENFIELD COMMERCIAL CREDIT, L.L.C.,
a Michigan limited liability company

By:    GCC Management, Inc.
Its:   Manager

By:_________________________________
       Edward P. Lewan
Its:   Vice President

                                 SCHEDULE 15(B)

                      CASH COLLATERAL ORDER PRINCIPAL TERMS

      In addition to such terms and conditions as Debtor and you shall mutually agree, the Cash Collateral Order shall contain the following principal terms:

      1. An acknowledgment by Debtor that the indebtedness owed to you constitutes the valid and binding obligation of Debtor and is secured by liens and security interests granted by Debtor to you in Debtor's tangible and intangible personal property as described in the Loan Documents; and your security interests and liens in the Collateral are valid, properly perfected and recorded and are unavoidable and indefeasible in the pending bankruptcy proceeding; nor are they subject to avoidance, defeasance, offset, defense or counterclaim of any kind.

      2. Debtor may use Cash Collateral only for "necessary operating expenses." The term "necessary operating expenses" shall be limited to the payment of current taxes incurred after the petition date, unpaid withholding taxes for the last pay period before and pay periods after the petition date, wages and salaries, property insurance, necessary repairs and maintenance, utilities, purchase of inventory and other ordinary charges necessary for Debtor's operations. The term "necessary operating expenses" does not include payments to pay or cure any prepetition obligations of Debtor including any arrearages under any lease, equipment or a statutory contract obligation, except that such expenses may be paid with your prior written consent.

      3. All principal, interest, costs and expenses, including reasonable attorneys' fees heretofore, now or hereafter incurred by you in connection with the indebtedness or in the administration of this bankruptcy proceeding, and all sums at any time owing by Debtor under this Cash Collateral Order, the Notes or any other notes or other agreements with you, is and shall continue to be secured by a post-petition first and senior security interest in and lien upon all property of Debtor and property of the estate of whatever kind or nature, acquired by Debtor or the estate on or after the petition date.

      4. You shall continue to receive all reports as provided under the Loan Documents. You shall continue to have access to Debtor's books and records for the purpose of conducting audits of the Collateral. All of the provisions of the Loan Documents shall remain in full force and effect and Debtor shall continue to provide to you all other documents and information required to be provided to you under the Loan Documents.

      5. Interest will continue to accrue and be paid at the non-default rate or the default rate of interest, whichever is in effect as of the petition date and shall continue to accrue under the Notes.

      6. Until the indebtedness to you is repaid in full, Debtor will not without your prior written consent engage in any transaction which is not in the ordinary course of its business, including the dispositions of any assets, engaging in any new or different business activities, increase its investment in fixed or capital assets, or create, assume or suffer to exist any lien or security interest in favor of any person other than you in any of the collateral (except for Permitted Liens).

      7. Such other reasonable and ordinary terms and conditions as you shall require subject to approval of the bankruptcy court.

                                   Schedule-1

                           LOAN AND SECURITY AGREEMENT
                          DATED AS OF SEPTEMBER 9, 2004

                                   TERM SHEET

PARAGRAPH                                    PROVISIONS                                 TERMS
2(A)                   Maximum Loan Amount:                              $3,000,000.00

2(C)                   Interest Rate:                                    Prime Rate plus 8%

                       Default Rate                                      Prime Rate plus 12%

2(D)                   Maturity Date:                                    Earlier of Demand or one (1)
                                                                         year from closing

5(B)                   Interim Financial Statement Period                Monthly

5(B)                   Scope of CPA Engagement:                          Audited

7(A)                   Formation State:                                  Maryland  as  to  AHPC  Holdings,
                                                                         Inc.

                                                                         Texas  as  to   American   Health
                                                                         Products Corporation

7(B)                   Assumed Names or Trade Names:                     None

7(G)                   Permitted Liens                                   As to  American  Health  Products
                                                                         Corporation-FPC  Funding II, LLC;
                                                                         Dell  Financial  Services,  L.P.;
                                                                         Crown Credit Company.

                                                                         As to AHPC Holdings, Inc.-None.

7(N)                   Chief  Executive  Office,  Principal Place of     500  Park  Boulevard,  Ste  1260,
                       Business and Location of Collateral Records:      Itasca, Illinois  60143

7(P)                   Subsidiaries or Affiliates:                       Co-Borrowers   are   parent   and
                                                                         subsidiary
7(Q)                   Leased Properties:

                                  Term Sheet-1

7(R)                   Collateral Locations:

10(B)                  Permitted Indebtedness                            As to  American  Health  Products
                                                                         Corporation-FPC  Funding II, LLC;
                                                                         Dell  Financial  Services,  L.P.;
                                                                         Crown Credit Company.

                                                                         As to AHPC Holdings, Inc.-None.

10(J)                  Salary Limitation:                                n/a

10(K)                  Limitation on Indebtedness:                       n/a

16(B)                  Governing Law:                                    Michigan

16(H)                  Fees:

                       (i)   Commitment Fee:                             $120,000.00 payable at Closing.

                       (ii)  Under Utilization Fee:                      1/12  of 3%  of  Loan  Amount  of
                                                                         Loan not drawn - payable monthly;

                       (iii) Loan Processing Fee:                        $1,000.00   per  month,   payable
                                                                         monthly;

                       (iv)  Collateral Evaluation Fee:                  $1,000.00     per     day     for
                                                                         examination   of   collateral   -
                                                                         payable    as    incurred.    All
                                                                         monthly  fees  are  payable  with
                                                                         interest payment; and

                       (v)   Fees for Lockbox and Other Accounts:        As   specified   by    depository
                                                                         institutions.

                       (vi)  Letter of Credit Fees                       one  percent  (1%) of face amount
                                                                         of  each  letter  of  credit  per
                                                                         annum,   payable  upon  issuance,
                                                                         plus all fees and costs  from the
                                                                         issuing bank.

16(L)                  Borrower's Address:                               500  Park  Boulevard,  Ste  1260,
                                                                         Itasca, Illinois  60143

                                  Term Sheet-2

      We understand that this Term Sheet defines certain terms used in the attached Loan and Security Agreement ("Attachment"). We have read the Attachment and this Term Sheet and fully understand their relationship. By executing both documents, we acknowledge the foregoing.

LENDER:                                     BORROWER:

GREENFIELD COMMERCIAL CREDIT, L.L.C.,       AHPC HOLDINGS, INC.
a Michigan limited liability company        a Maryland corporation
By:    GCC Management, Inc.
Its:   Manager

By:_____________________________________    By:________________________________
       Edward P. Lewan                             Alan Zeffer
Its:   Vice President                       Its:   President

                                            AMERICAN HEALTH PRODUCTS
                                             CORPORATION
                                            a Texas corporation

                                            By:______________________________
                                                   Alan Zeffer
                                            Its:   President

                                  Term Sheet-3

                         REVOLVING CREDIT LOAN RIDER #1
         (TO LOAN AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 9, 2004)

GREENFIELD COMMERCIAL CREDIT, L.L.C.

         This Revolving Credit Loan Rider and the attached Term Sheet (collectively, the "Rider") sets forth the terms upon which you will make certain Advances to us under the Revolving Credit Loan and is a supplement to and is hereby incorporated into that Loan and Security Agreement between you and us, as amended (the "Agreement").

         1.       DEFINITIONS. As used herein:

                  A. "ELIGIBLE RECEIVABLE" is a Receivable arising in the ordinary course of Borrower's business from the sale or lease of goods which have been delivered to and accepted by the Receivable Debtor. The following are not Eligible Receivables:

                           (i) sales by Borrower to any affiliate, to any person controlled by an affiliate or any subsidiary of Borrower;

                           (ii) an account which is due or unpaid more than ninety (90) days after the original invoice date;

                           (iii) if ten (10%) percent or more of the accounts of a single Receivable Debtor are not deemed to be eligible hereunder;

                           (iv) the Receivable Debtor is also a creditor or supplier of Borrower or has disputed liability with respect to such account or such account is subject to any right of set off by the Receivable Debtor;

                           (v) the Receivable Debtor is a debtor under Federal Bankruptcy Laws or has filed or filed against it an application for relief under such laws;

                           (vi)     the Receivable Debtor has suspended
                                    business;

                           (vii) a receiver, trustee, liquidator or custodian has been appointed for the Receivable Debtor or a significant part of its assets;

                           (viii) the account arises from a sale outside of the United States or relates to any Receivable Debtor located in any state requiring the filing of a Notice Of Business Activities Report or similar document in order to bring suit or otherwise enforce its remedies against such Receivable Debtor in the courts or through any judicial process of such state, unless Borrower has qualified to do business in such states, has properly filed a Notice of Business Activities Report as appropriate for the then applicable year, or is exempt from such filing requirement;

                           (ix) the account arises from a bill and hold, guaranteed sale, sell or return, sale on approval, consignment or any other repurchase or return basis;

                           (x) the Receivable Debtor is the United States of America or any department thereof and the aggregate exceeds the limit described on the attached Rider;

                           (xi) the goods giving rise to such account have not been delivered to or accepted by the receivable Debtor;

                           (xii) the total unpaid accounts of a Receivable Debtor exceeds a credit limit determined by you in your discretion;

                           (xiii) there is an agreement with the Receivable Debtor for any deduction beyond those shown on the face of the invoice related to such account;

                           (xiv) You, in your sole and absolute discretion, believe that the collection of the account is doubtful or will be delayed.

                  B. "ELIGIBLE INVENTORY" means Inventory (net of freight and container costs) which you, in your sole judgment, shall deem Eligible Inventory, based on such considerations as you may, from time to time, deem appropriate. Without limiting your discretion, we understand the following Inventory is not Eligible Inventory:

                           (i)      Inventory which is work-in-process;

                           (ii) Inventory which is obsolete or damaged, or not useful;

                           (iii) Inventory in which you do not have a first perfected security interest or in which any other Person claims a security interest or lien;

                           (iv)     Inventory which is in transit or in
                                    locations other than described in Paragraph
                                    6 of this Rider;

                           (v)      Inventory which is uninsured or
                                    under-insured;

                           (vi) Inventory which is held on consignment for or is subject to a bailment arrangement with any other Person;

                           (vii) Inventory which is trade-in Inventory or returned goods;

                           (viii) Inventory which is used in packaging or shipping of Inventory; and

                           (ix)     Inventory which is nonconforming to
                                    standards imposed by any governmental agency regulating such Inventory or the sale or use thereof.

                  C.       "RECEIVABLE(S)" means an account(s) as defined in
Article 9 of the Uniform Commercial Code.

                  D.       "RECEIVABLE DEBTOR" means an account debtor of ours.

                  E. All terms defined in the Agreement which are used herein shall have the meanings as defined in the Agreement, unless specifically defined otherwise herein.

         2.       REVOLVING CREDIT LOAN ADVANCES.

                  A. ADVANCES. Subject to the terms of the Agreement, you may, in your sole discretion and upon our request, make Advances to us in an amount (hereinafter referred to as the "Gross Availability") which is the lesser of (i) the MAXIMUM LOAN AMOUNT as set forth on the Term Sheet or (ii) an amount up to the sum of (x) the applicable PERCENTAGE ADVANCE RATE as set forth on the Term Sheet times the face amount (less maximum discounts, credits and allowances which may be taken by or granted to account debtors in connection therewith) of Eligible Receivables; plus (y) the applicable Percentage Advance Rate as set forth on the Term Sheet times the value of our Eligible Inventory (less freight and container costs) calculated at the lower of cost or market value; which Advances we may borrow, repay and reborrow during the term of the Agreement. All Advances and amounts payable pursuant to this Rider shall constitute part of the Obligations.

                  B. RESERVES. You shall have a continuing right to deduct reserves in determining the Gross Availability ("RESERVES"), and to increase and decrease such Reserves from time to time, if and to the extent that, in your sole judgment, such Reserves are necessary to protect you against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral. You may, at your option, implement Reserves by designating as ineligible a sufficient amount of accounts or inventory which would otherwise be Eligible Receivables or Eligible Inventory so as to reduce Gross Availability by the amount of the intended Reserve.

                  C. BORROWING PROCEDURE. With each request for an Advance, we will submit to you, if requested, original invoices, an inventory certification and such other documents and information as you shall request, all of which shall be satisfactory to you.

                  D. INTEREST RATE. We shall pay you interest on the daily outstanding balance of our Revolving Credit Loan account at a per annum rate equal to the EFFECTIVE RATE as set forth on the Term Sheet. In the event any payments of principal are not paid when due or declared due, whether at maturity, by acceleration, by lapse of time or otherwise, including any fees, costs or expenses advanced or paid by you, the principal balance shall bear interest thereafter, at your option, and without affecting any of your rights and remedies provided for in the Agreement, this Rider or any promissory note evidencing our Obligations, at a per annum rate equal to DEFAULT RATE as set forth on the Term Sheet. Any change in any of the above interest rates resulting from a change in the Prime Rate shall become effective immediately with each change in the Prime Rate. Interest charges shall be computed on the basis of a year of 360 days for the actual days elapsed in a month and, except as set forth in Paragraph 12 of the Agreement, will be payable to you on the first day of each month hereafter at your address shown at Paragraph 16 of the Agreement.

                  E. PRINCIPAL PAYMENTS. In the event that the principal amount outstanding under the Revolving Credit Loan is in excess (for whatever reason) of the amount of the Gross

Availability, we agree to remit to you within one (1) business day such amount as may be necessary to reduce the total outstanding amount to the amount of the Gross Availability. All principal and interest due under the Revolving Credit Loan shall be due upon termination of the Agreement.

                  F. USE OF PROCEEDS. We shall use the proceeds of the Revolving Credit Loan solely for the purposes as set forth in the Agreement and on the attached Term Sheet.

         3. COLLECTIONS. If you elect to place Borrower on a dominion of funds arrangement, we shall, at our expense and in the manner directed by you from time to time, direct that all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by you), which may be received by us at any time in full or partial payment of any of the Receivables or as proceeds of any of the Collateral ("REMITTANCES") shall be sent to a lockbox designated by you and/or maintained in your name, and deposited into a non-interest bearing deposit account now or hereafter selected by you and maintained in your name (the "CASH COLLECTION ACCOUNT") as security for payment of the Obligations, and under arrangements with the depository bank under which all funds deposited to the Cash Collection Account are required to be transferred solely to you. We shall have no right to withdraw any funds deposited in the Cash Collection Account. In the event that we repay the Obligations in full at any time hereafter, the balance in the Cash Collection Account or such other accounts holding the proceeds thereof will be delivered to us five (5) business days after the date of pay off. Unless you shall (acting in your sole discretion) notify us to the contrary, Remittances shall be administered on the basis set forth on the Term Sheet. We shall bear all risk of loss of any funds deposited into the Cash Collection Account. To implement the foregoing, we shall execute such lockbox and bank account agreements and all other documents from time to time as you shall specify ("CASH COLLECTION DOCUMENTS"). Any collections or other proceeds received by us shall be held in trust for you and immediately remitted to you in kind.

         4.       INVENTORY.

                  A. RETURN OF INVENTORY. If at any time prior to our Default under the Agreement or this Rider, any account debtor returns any Inventory to us in the ordinary course of our business, we shall promptly determine the reason for such return and issue a credit memorandum to the account debtor in the appropriate amount. We agree to give you prompt notice of the return of such Inventory. In the event any attempted return occurs after our Default hereunder, we shall (i) hold the returned Inventory in trust for you,
(ii) segregate all returned Inventory from all of our other property and (iii) conspicuously label the returned Inventory as your property.

                  B. SALE OF INVENTORY. Until our Default under the Agreement or this Rider, we may, in any lawful manner, sell Inventory, but only in the ordinary course of our business, provided, however, our sale shall not cause a breach of our warranties and representations as set forth in this Rider. We acknowledge that any sale of Inventory in the ordinary course of business does not include a transfer of partial or total satisfaction of Indebtedness.

         5.       COVENANTS.

                  A. RECEIVABLES. Unless or until you notify us in writing that you have dispensed with any one or more of the following requirements, we shall:

                           (i) Immediately upon our learning thereof, inform you in writing of the rejection of goods by any account debtor, delays in delivery of goods, nonperformance of contracts and of any assertion of any claims, offsets or counterclaims by any account debtor;

                           (ii) Not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Receivables, including any of the terms relating thereto;

                           (iii) Immediately upon our learning thereof, furnish to and inform you of all information relating to the financial condition of any account debtor;

                           (iv) Immediately upon our learning thereof, notify you in writing of those Receivables which are not Eligible Receivables;

                           (v) Keep all goods returned by any account debtor and all good repossessed or stopped in transit by us from any account debtor segregated from our other property, holding the same as trustee for you until otherwise directed in writing by you;

                           (vi) Not re-date any invoice or sale or make sales on extended dating terms beyond that customary in our industry; and

                           (vii) Immediately deliver to you any promissory note, trade acceptance or any other instrument for the payment of money evidencing any Receivables and endorsed to your order.

                  B. INVENTORY. Unless or until you notify us in writing that you have dispensed with one or any one or more of the following requirements, we shall:

                           (i) not remove the Inventory from the Collateral Locations described in the Agreement except in the ordinary course of business sales;

                           (ii) promptly, and in any event within five (5) days of the receipt thereof, deliver such certification schedules and information relating to the Inventory and Eligible Inventory as you may reasonably request;

                           (iii) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, our costs, therefore, selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available to you, your officers, employees and agents upon demand for inspection and copying;

                           (iv) concurrently, with the delivery of any of the Inventory to a bailee, warehousemen or similar party deliver to you, in form acceptable to you, warehouse receipts in your name evidencing the storage of Inventory;

                           (v) allow you to have the right upon the demand and at any time or times hereafter during our usual business hours to inspect and examine Inventory and to check and test the same as to quality, quantity, value and condition. We agree to reimburse you for your reasonable costs and expenses in doing so;

                           (vi) conduct a physical count of the Inventory at such intervals as you may request and promptly supply you with a copy of such counts accompanied by a report of the value (valued at the lower of cost or market value) of the Inventory;

                           (vii) if sales of Inventory are made for cash, we shall immediately deliver to you the identical checks, cash or other forms of payment which we receive (only in the event Lender elects to place Borrower on a dominion of funds arrangement or on Default);

                           (viii)   not acquire consigned Inventory.

         6.       REPRESENTATIONS.

                  A. RECEIVABLES. With respect to all Receivables now in existence or hereafter created, we warrant and represent to you that, except as disclosed to you in writing:

                           (i) all Receivables are genuine in all respects, are what they purport to be and are not evidenced by a judgment;

                           (ii) all Receivables represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and purchase orders relating thereto;

                           (iii) the amounts shown on all certifications provided to you, our books and records and all invoices and statements delivered to you with respect thereto are actually and absolutely owing to us and are not contingent for any reason, subject only to ordinary course of business adjustments;

                           (iv) if you have requested us to do so, all payments thereon following such request have been or shall be turned over to you by us;

                           (v) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and we have not made any agreement with any account debtor thereof for any deduction or discount of the sum payable thereunder except regular discounts allowed by us in the ordinary course of our business for prompt payment and ordinary course of business billing disputes;

                           (vi) there are not now and there shall not be at any time or times hereafter any facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amounts thereof as shown on the certifications provided to you, our books and records and the invoices and statements delivered to you with respect thereto, except for ordinary course of business billing disputes;

                           (vii) all account debtors thereof have the capacity to contract and are solvent to the best of our knowledge;

                           (viii) the goods sold or transferred and the services furnished, giving rise thereto are not subject to a lien, claim, encumbrance or security interest except your security interest and Permitted Liens;

                           (ix)     we have no knowledge of any fact or
                                    circumstance which would impair the validity or collectability thereof;

                           (x) to our knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in its financial condition; and

                           (xi) with respect to those Receivables upon which we rely for Advances, all are Eligible Receivables.

                  B. INVENTORY. With respect to all Inventory now in existence or hereafter required, we warrant and represent to you that, except as disclosed to you in writing:

                           (i) Inventory is kept only at the COLLATERAL LOCATIONS described in the Agreement;

                           (ii) The amount shown on all certifications provided to you and on our books and records is actually owned by us without any claim or ownership by any other Person; and

                           (iii) With respect to that Inventory upon which we rely for Advances, all is Eligible Inventory.

         7.       NOTIFICATION AND COLLECTION. We understand that you will:

                  A. At your option, notify all account debtors that Receivables have been assigned to you, you have a security interest therein and payment is to be made to a lockbox;

                  B. To the extent you have not given notice previously, you may request all account debtors to make payments on Receivables directly to you;

                  C. If deemed necessary by you, enforce payment and collect in your name, by legal proceedings or otherwise, our Receivables and to charge the collection costs and expenses to our Loan account; and

                  D. If deemed necessary by you, take control in any manner of any cash or non-cash proceeds of Receivables and of any rejected, returned, stopped in transit or repossessed goods relating to Receivables.

         8. POWER OF ATTORNEY. We hereby irrevocably designate, make, constitute and appoint you (and any agents designated by you) as our true and lawful attorney, with power, without notice to us and at such time or times hereafter as you may in your sole discretion determine, in our name or your name and at our expense:

                  A.       To demand payment of Receivables;

                  B. To enforce payment of Receivables, by legal proceedings or otherwise;

                  C. To exercise all of our rights and remedies with respect to the collection of Receivables;

                  D. To settle, adjust, compromise, extend or renew any Receivables;

                  E. To settle, adjust or compromise any legal proceedings brought to collect Receivables;

                  F. To sell or assign any Receivables upon such terms, for such amount and at such time as you deem advisable;

                  G.       To discharge and release any Receivables;

                  H. To prepare, file and sign our name on any proof of claim in bankruptcy or similar document against any account debtor;

                  I. To prepare, file and sign our name on any financing statement, notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanics lien, or similar document in connection with any Receivables;

                  J. To do all acts and things necessary, in your sole discretion, to fulfill our obligations under the Agreement and this Rider;

                  K. To endorse our name upon any checks, notes, acceptances, money orders or other forms of payment and to deposit the same in the Cash Collateral Account on account of our Obligations;

                  L. To endorse our name upon any chattel paper, document, instrument, freight bill, bill of lading or similar document or agreement relating to any Receivables or goods pertaining thereto;

                  M. To sign our name to verifications of Receivables and notices thereof to account debtors; and

                  N. To notify the post office authorities, after our Default under this Agreement, to change the address for delivery of our mail to an address designated by you and to open such mail for purposes of collecting Receivables.

         We ratify and approve all acts of you and your designee. Neither you nor your designee will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied.

         9. COSTS AND EXPENSES. All costs and expenses incurred by you in any manner or way with respect to your enforcement of your rights and remedies under the Agreement or this Rider or with respect to your collection of Receivables or protection of your security interest in Receivables and the Collateral, whether by suit or otherwise, or with respect to your notification of account debtors or verification of Receivables shall be a part of the Obligations and payable on demand. Without limiting the generality of the foregoing, such costs and expenses include reasonable attorneys' fees, court costs, court reporting expenses, long distance telephone charges, postage, telegram charges, wire transfer expenses, expenses of auditors, collectors, clerks and investigators, expenses for travel, lodging and food and expenses for repairing, altering or supplying goods, if any, necessary to fulfill in whole or in part any purchase order of any account debtor from which the Receivables involved have arisen.

         10. TERMINATION. This Rider and your and our respective obligations hereunder shall terminate upon payment in full of the Obligations or upon our execution and your acceptance of a subsequently numbered and/or dated Term Sheet and Revolving Credit Loan Rider.

                                       Very truly yours,

                                       AHPC HOLDINGS, INC.,
                                       a Maryland corporation

                                       By: _____________________________________
                                                Alan Zeffer
                                       Its:     President

                                       and

                                       AMERICAN HEALTH PRODUCTS
                                       CORPORATION
                                       a Texas corporation

                                       By: _____________________________________
                                                Alan Zeffer
                                       Its:     President

Accepted on September 9, 2004

GREENFIELD COMMERCIAL CREDIT, L.L.C.,
a Michigan limited liability company
By: GCC Management, Inc.
Its: Manager

By: ________________________________
         Edward P. Lewan
Its:     Vice President

                                   TERM SHEET

                                  ATTACHMENT TO
                         REVOLVING CREDIT LOAN RIDER #1
                          DATED AS OF SEPTEMBER 9, 2004
                         TO LOAN AND SECURITY AGREEMENT
                          DATED AS OF SEPTEMBER 9, 2004

PARAGRAPH               PROVISIONS                                TERMS
---------               ----------                                -----
2(A)(i)        Maximum Loan Amount                $3,000,000.00

2(A)(ii)       Percentage Advance Rate
                        Eligible Receivables      75%
                        Eligible Inventory        35% of non-obsolete finished goods
                                                  Inventory from the Itasca and Fond Du
                                                  Lac warehouses only, with an aggregate
                                                  cap of $1,000,000.00.

2(B)           Effective Rate                     8% plus the Prime Rate
               Default Rate                       12% plus the Prime Rate

2(D)           Use of Proceeds                    refinance debt and working capital

3(A)           Lockbox Collection Basis           Yes
               Lockbox Bank                       LaSalle Bank, N.A.
               Float Days                         Five (5) banking days

We understand that this Term Sheet defines certain terms used in the Revolving Credit Loan Rider (the "Rider") to which this Term Sheet is attached. We have read the Rider and this Term Sheet and fully understand their relationship. By executing both documents, we acknowledge the foregoing.

GREENFIELD COMMERCIAL CREDIT, LLC           AHPC HOLDINGS, INC.,
a Michigan limited liability company        a Maryland corporation
By: GCC Management, Inc.
Its: Manager                                By: ________________________________
                                                     Alan Zeffer
                                            Its:     President

By:________________________
        Edward P. Lewan                     and
Its:    Vice President
                                            AMERICAN HEALTH PRODUCTS
                                            CORPORATION
                                            a Texas corporation

                                            By: ________________________________
                                                     Alan Zeffer
                                            Its:     President

         ATTACHMENT A TO LANDLORD'S WAIVER OF LIEN AND SECURITY INTEREST

"ASSETS" means all presently owned and hereafter acquired or arising:

                           (i)      accounts (whether or not earned by
                                    performance), letter of credit rights,
                                    chattel paper, contracts, contract rights, instruments, documents and supporting obligations (individually and collectively referred to as "RECEIVABLES");

                           (ii) general intangibles (including, without limitation, tax refunds, tax refund claims, trade names, goodwill, trademarks, copyrights, processes, patents, patent rights, patent applications, licenses, inventories, royalties, and/or commissions and permits, choses-in-action, judgments and tort claims) (individually and collectively referred to as "INTANGIBLES");

                           (iii) goods, inventory, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Tenant's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property including without limitation such goods which give rise to any Receivables and which goods have been returned to or repossessed or stopped in transit by Tenant ("INVENTORY");

                           (iv) tangible goods (other than Inventory), machinery, equipment and fixtures including without limitation office machines, tools, dies, furniture, and vehicles together with all accessions, parts and appurtenances thereto appertaining or attached or kept or used or intended for use in connection therewith, and all substitutions, renewals, improvements and replacements of and additions thereto (sometimes hereinafter individually and collectively referred to as "EQUIPMENT");

                           (v) all interests in any lease of real property or personal property, whether as a lessor or lessee, including all options to purchase any leased property, and all leasehold improvements;

                           (vi) books, blueprints, drawings and records related to any of the foregoing as described in subsection (i) through (vi) above;

and all proceeds (including proceeds of any insurance policies, including business interruption or business income insurance policies) and products of and accessions to all the foregoing described property in which we may have any right, title or interest.

                           REVOLVING CREDIT LOAN NOTE

$3,000,000.00

Due Date: The earlier of Demand
or one year from the date hereof                        Dated: September 9, 2004

         FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of GREENFIELD COMMERCIAL CREDIT, L.L.C., a Michigan limited liability company (the "Lender"), at its office at 300 East Long Lake Road, Suite 180, Bloomfield Hills, Michigan 48304, or at such other place as Lender may designate in writing, the principal sum of Three Million and 00/100 Dollars ($3,000,000.00), or such lesser sum as shall have been advanced by Lender to Borrower pursuant to that certain Loan and Security Agreement dated as of this date, between Borrower and Lender (which, together with all amendments and modifications thereof, is hereinafter referred to as the "Loan Agreement"), plus interest as hereinafter provided, in lawful money of the United States of America, in accordance with the terms hereof.

         The unpaid principal balance of this Revolving Credit Loan Note ("Note") shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate of interest (the "Effective Rate") which is equal to (8) percentage points above the prime rate (hereafter defined), as such rate shall vary from time to time, upwards and downwards, and each such Prime Rate change shall cause an identical change in the Effective Rate to occur effective immediately. "Prime Rate" means that rate of interest published from day to day in the WALL STREET JOURNAL in its Money Rates column as the "Prime Rate." Should such publication not continue to publish the Prime Rate or a substitute rate, then Lender will select a comparable announced rate.

         Interest on all principal amounts advanced by Lender from time to time and unpaid by Borrower shall be paid on the first (1st) day of the month following execution of this Note, and on the same day of each month thereafter until the Due Date, upon which date the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full. Borrower shall pay to Lender a late charge of five percent (5%) of any monthly payment not received by Lender within ten (10) calendar days after said payment is due, which late charge shall be payable on the next monthly payment date or on demand. In addition to the foregoing, Borrower shall pay to Lender on the first day of each month with respect to the prior calendar month or portion thereof, the amount, if any, necessary to pay the fees as set forth in the Loan Agreement.

         Advances of principal, repayment, and readvances may be made under this Note from time to time, upon the terms set forth in the Loan Agreement and said Loan Agreement is incorporated herein by reference. Mandatory repayments of principal before the Due Date shall be made by Borrower to Lender pursuant to the Loan Agreement. If, prior to the Due Date, Borrower pays the balance of the Note after Demand or terminates the Loan, whether voluntarily or involuntarily, Borrower shall pay to Lender as liquidated damages and as compensation for the costs of being prepared to make funds available under the Loan Agreement a termination fee as set forth in the Loan Agreement.

         All advances made hereunder shall be charged to a loan account in Borrower's name on Lender's books, and Lender shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. Lender shall furnish Borrower with a monthly statement of Borrower's loan account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Lender receives a written statement of exceptions from Borrower within thirty (30) days after such statement has been furnished. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks.

         Upon the Due Date, which Borrower acknowledges may be upon demand, Lender, without prior notice to Borrower, may declare the entire unpaid principal balance of this Note and all accrued interest, together with all other indebtedness of Borrower to Lender, to be immediately due and payable. Upon the occurrence of any Default specified on the Loan Agreement or upon demand, the unpaid principal balance of this Note shall bear interest at a rate which is four percent (4%) greater than the Effective Rate otherwise applicable. After Default or Demand,

Lender may apply its own indebtedness or liability to Borrower to any indebtedness due under this Note. Borrower agrees to pay all of the Lender's costs incurred in the collection of this Note as provided in the Loan Agreement.

         Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only. Upon any Default, neither the failure of the Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Lender to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

         Borrower acknowledges that no Default is necessary for Lender to make Demand.

         Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution. The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party. This Note and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

         In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in the final determination, deem applicable hereto. In the event that a court determines that Lender has received interest or other charges hereunder in excess of the highest rate applicable hereto, Lender shall either, in its sole discretion, promptly apply such amounts to the principal due hereunder or refund such amount to Borrower and the provisions herein shall be deemed amended to provide for such permissible rate.

         This Note is issued pursuant to the terms of the Loan Agreement and is secured by the Collateral, as defined in the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement are hereby made a part of this Note and are hereby incorporated by reference.

                                       "BORROWER"
                                       AHPC HOLDINGS, INC.,
                                       a Maryland corporation

                                       By: _____________________________________
                                                Alan Zeffer
                                       Its:     President

                                       and

                                       AMERICAN HEALTH PRODUCTS
                                       CORPORATION
                                       a Texas corporation

                                       By: _____________________________________
                                                Alan Zeffer
                                       Its:     President

Pay to the order of Standard Federal Bank with recourse, representations and warranties.

Greenfield Commercial Credit, LLC
a Michigan limited liability company

By: GCC Management, Inc.

By: ________________________________

         Donald G. Barr, Jr.
Its:     President

                                VALIDITY GUARANTY

                          Dated as of September 9, 2004

GREENFIELD COMMERCIAL CREDIT, L.L.C. ("GREENFIELD")

         THIS GUARANTY, effective as of the above date, sets forth the terms and conditions upon which the undersigned (whether one or more in number, referred to herein as "we," "us" or "our" and whom, if two or more in number, shall be jointly and severally bound) agrees to guaranty certain agreements entered into by you:

         1.       UNDERLYING FACTS.

                  (a) You have agreed to enter into a certain Loan And Security Agreement of even date herewith (the "Agreement") with AHPC Holdings, Inc., a Maryland corporation, and American Health Products Corporation, a Texas corporation (together "Borrower"), pursuant to which you will extend certain loans to Borrower.

                  (b) Borrower has executed and delivered to you the Agreement and other documents executed in connection therewith (the "Transaction Documents").

                  (c) You require as a condition of entering into the Agreement that we execute and deliver this Guaranty.

         2. AMOUNT OF GUARANTY. In order to induce you to enter into the Agreement with Borrower, we absolutely and unconditionally guarantee to you the due and prompt payment and performance of any and all indebtedness, liabilities and obligations of Borrower to you which arise principally out of (a) the undersigned's failure to exercise due care in the performance of his duties as the Chief Executive Officer of Borrower, including the duty to exercise supervisory control over officers of the Company directly reporting to the undersigned and to those submitting borrowing certificates to Greenfield and/or
(b) any loss that is incurred due to the fraud or intentional misrepresentation of the undersigned (collectively, the " Guaranty Obligations"). In addition, we shall pay you all costs incurred, including reasonable attorneys' fees, in enforcing payment and performance of this Guaranty.

         3. YOUR AUTHORITY. You may from time to time without notice to us and/or without our consent and upon such terms and conditions as you may deem advisable without affecting this Guaranty:

                  (a) release Borrower, any maker, guarantor, surety or other person liable for payment of all or any part of the Guaranty Obligations;

                  (b) make any agreement extending or otherwise altering the time for or the terms of payment of all or any part of the Guaranty Obligations;

                  (c) modify, waive, forbear, compromise, release, subordinate, resort to, exercise or refrain from exercising any right you may have hereunder, or under any of the Transaction Documents;

                  (d) accept or decline additional security or guarantees of any kind;

                  (e) endorse, transfer or assign the Note or any other security to any other party;

                  (f) accept partial payment or payments on account of the Guaranty Obligations;

                  (g) make loans or give or extend further or additional credit to or for the benefit of Borrower;

                  (h) release, settle or compromise any of your claims against Borrower or any other person, firm, corporation, guarantor, or account debtor whose obligation is held by you as collateral security for the Guaranty Obligations;

                  (i) release or substitute collateral, guaranties or guarantors; and/or

                  (j) amend the Agreement whether or not such amendment increases the likelihood of our liability under this Guaranty.

         4.       OUR WAIVERS. We unconditionally and absolutely waive:

                  (a) any obligation you may have to protect, secure or insure any of the collateral given to secure the payment of the Guaranty Obligations;

                  (b) any right to participate in any of the collateral given as security for the payment under the terms of the Agreement;

                  (c)      notice of your acceptance of this Guaranty;

                  (d) any right to notice of presentment, notice of demand for payment, notice of non-performance, protest, notice of protest and notice of dishonor, notice of non-payment and notice of partial payment;

                  (e) any right to notice of any default under any of the Transaction Documents or in the performance of any of the covenants and agreements contained therein or in any instrument given as security for the transactions contemplated in the Agreement;

                  (f) any defense, offset or claim Borrower may have against you;

                  (g) any limitation or exculpation of liability on the part of Borrower whether contained in the Transaction Documents or otherwise;

                  (h) the right to notice and the right to consent or object to the transfer or sale by Borrower of any collateral or any diminution in value of any collateral or any release of any collateral;

                  (i) any defense, offset or claim of lack of commercial reasonableness in the method, manner, time, place and terms of the disposition of collateral given as security for the Guaranty Obligations;

                  (j) any failure, neglect or omission on your part to realize upon or protect the Guaranty Obligations or any collateral given as security therefor;

                  (k) any right to insist that you prosecute collection of the Guaranty Obligations or resort to any collateral given as security for the Guaranty Obligations or to proceed against Borrower or against any other guarantor or surety prior to enforcing this Guaranty; provided, however, in your sole discretion you may, either in a separate action or in an action pursuant to this Guaranty, pursue your remedies against Borrower or any other guarantor or surety, without affecting your rights under this Guaranty;

                  (l) any right to participate in or direct such action or proceeding in (k) above;

                  (m) any right to notice of advances made to Borrower under the Transaction Documents;

                  (n) any right relating to notice or any order, method or manner of application of any payments on the Guaranty Obligations; and/or

                  (o) any right to insist that you disburse the full principal amount due under the Transaction Documents to Borrower or the order, method, manner or amounts disbursed pursuant to the Transaction Documents.

         5. OUR REVOCATION. This Guaranty shall remain in full force and effect and be binding upon us and shall inure to your benefit until the earlier of a) thirty (30) days after the date this Guaranty is expressly terminated by notice in writing delivered personally to or received by registered mail by you at 300 East Long Lake, Suite 180, Bloomfield Hills, Michigan 48304, or such other address you specify in writing to us or b) immediately upon notice in writing as described above, that we are no longer employed by Borrower; provided, however, that this Guaranty shall remain in full force and effect regardless of such termination with respect to all Guaranty Obligations arising under this Guaranty in existence on the date of such termination (including any subsequent extension, renewal, modification, amendment or compromise thereof and all subsequently accruing interest and other charges thereon) until all such Guaranty Obligations are fully satisfied and paid to you. In the absence of any termination of this Guaranty in accordance with the provisions of this Section 5, we agree that until all Guaranty Obligations under this Guaranty are satisfied, this Guaranty shall remain in full force and effect notwithstanding that from time to time Borrower may be free from all Guaranty Obligations.

         6. ADDITIONAL WAIVERS. We will not assert against you and do hereby unconditionally and absolutely waive all defenses of Borrower and any defenses we may have against you, including, but not limited to, defenses of waiver, release, discharge, bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, fraudulent conveyance, insolvency, lack of consideration, merger of claims under this Guaranty with the Guaranty Obligations, ultra vires acts, usury, illegality or unenforceability, any defense which, under principles of guaranty, suretyship or other applicable law, would operate to impair or diminish our liability under this Guaranty, any set-off available against you by Borrower whether or not on account of a related transaction, and we shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or any security interest securing the Guaranty Obligations notwithstanding any provisions of law that may prevent you from enforcing such deficiency against Borrower.

         7. EFFECT OF BANKRUPTCY. Our liability shall not be affected nor impaired by any voluntary or involuntary dissolution, sale or other disposition of all or substantially all of the collateral or assets of Borrower, receivership, insolvency proceeding, bankruptcy, assignment for the benefit of creditors, reorganization proceeding, arrangement, composition or readjustment of, or other similar event or proceeding affecting Borrower or any of its assets and that upon the institution of any of the above actions, at your sole discretion and without notice thereof or demand therefor, our obligations hereunder shall become due and payable and enforceable against us, whether or not the Guaranty Obligations are then due and payable.

         8. MARSHALLING OF ASSETS. We waive any defense or claim relating to any obligation you may have to marshal the collateral or other assets of Borrower for our benefit, and we agree that you shall be under no duty to marshal the assets of Borrower for our benefit or any third party.

         9. ABSOLUTE AND UNCONDITIONAL. No act or thing, except for payment in full, which but for this provision might or could in law or in equity act as a release of our liabilities, shall in any way affect or impair this Guaranty. This shall be a continuing, absolute and unconditional Guaranty, and our liability on this Guaranty shall be immediate. You may have immediate recourse against us for full and immediate payment and performance of the Guaranty Obligations, or any part thereof, at any time after the Guaranty Obligations have not been paid or performed when due (whether by acceleration or otherwise). Subject to Section 5 hereof, this Guaranty shall remain in full force and effect until the Guaranty Obligations have been paid in full notwithstanding any change or modification of our relationship with Borrower which exists as of the date hereof.

         10. SUBORDINATION. All indebtedness and liability now or at any time or times hereafter owing to us by Borrower is hereby subordinated to the Guaranty Obligations and any payment of indebtedness or liabilities of Borrower to us shall be held by us in trust for you, segregated from other funds, and shall, immediately upon our receipt, be turned over to you in the exact form received by us (duly endorsed to you, if required), to be applied against the Guaranty Obligations, whether matured or unmatured, in such order as you may determine.

         11. SUBROGATION. We waive any claim or other right which we may now have or may hereafter acquire against Borrower or any other person that is primarily or contingently liable on the obligations that arise from the existence or performance of our obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy you may have against Borrower or any collateral security therefor, which you now have or hereafter acquire, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law. If any amount shall be paid to us contrary to the terms of this Section 11, such amount shall be held by us in trust for you, segregated from our other funds, and shall, immediately upon receipt by us, be turned over to you in the exact form received by us (duly endorsed to you, if required), to be applied against the Guaranty Obligations, whether matured or unmatured, in such order as you may determine.

         12. SET-OFF. Upon the occurrence and continuation of a Default (as defined in the Agreement) under the Transaction Documents, we hereby authorize you at any time and from time to time to set off and apply any deposit held and any other indebtedness at any time owing by you to us or for our account against our Guaranty Obligations and liabilities to you.

         13. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranty Obligations is rescinded or must otherwise be returned by you upon the insolvency, bankruptcy, reorganization, liquidation or dissolution of Borrower or otherwise, all as if such payment had not been made. We hereby indemnify and hold you harmless from and against all costs and expenses you may incur, including reasonable attorneys' fees, in connection with the defense of a bankruptcy preference action, fraudulent conveyance action, lien avoidance action, or other action relating to your right to retain amounts previously paid to you in respect of the Guaranty Obligations, and for all costs and expenses you may incur relating to the Guaranty Obligations or the security therefor during any applicable redemption period following the foreclosure of any mortgage or security interest in any collateral, including but not limited to, taxes and insurance costs in respect of such collateral..

         14. YOUR RELIANCE. We acknowledge that this Guaranty is executed in order to induce you to enter into the Agreement and disburse the amounts due under the Transaction Documents with the intent that you will rely upon it in entering into the Agreement and disbursing such amounts with the knowledge that you would not enter into the Agreement or disburse such amounts but for execution of this Guaranty. Disbursement of any part of the amounts due under the Transaction Documents, without any further action or notice, shall constitute conclusive evidence of your reliance hereon.

         15. REPRESENTATIONS AND COVENANTS. Each of the undersigned hereby represents and agrees as follows:

                  (a) the fair saleable value of our assets exceeds our liabilities, including the liability undertaken pursuant to this Guaranty; we are meeting our current liabilities as they mature; our financial statements furnished to you are true and correct; since the date of such financial statements, there have been no material adverse change in our financial condition; there are not now pending any material court or administrative proceedings or any undischarged judgments against us, and no federal or state tax liens have been filed or threatened against us, nor are we in default or claimed default under any agreement for borrowed money.

                  (b) We agree to immediately give you written notice of any material adverse change in our financial condition, including but not limited to litigation commenced, tax liens filed, defaults claimed under our indebtedness for borrowed money or bankruptcy proceedings commenced by or against us. Upon your request, we agree to deliver to you timely annual financial statements for the preceding year and supporting federal and state tax returns, and at such reasonable time as you request, to furnish our current financial statement.

                  (c) We are fully aware of the financial condition of Borrower and deliver this Guaranty based solely upon our own independent investigation and in no part upon any representation or statement made by you with respect thereto. We are in a position to and hereby assume full responsibility for obtaining any additional information concerning Borrower's financial condition as we may deem material to our obligations hereunder. We are not relying upon nor expecting you to furnish us any information in your possession concerning Borrower's financial condition.

                  (d) Other than proceeds paid to Borrower pursuant to the Transaction Documents which may be used by the Borrower to pay us salary, bonuses or dividends, none of those amounts will be used for (i) our personal, family or household purposes, or (ii) to purchase or otherwise obtain title to residential property which is security for our obligations under this Guaranty.

         16. SECURITY. The performance of our obligations under this Guaranty is unsecured, other than for such rights of set-off which you may have by virtue of your holding our property.

         17.      MISCELLANEOUS.

                  (a) No right or remedy conferred upon or reserved to you under this Guaranty is intended to be exclusive of any other available remedy or remedies but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty, or the Transaction Documents, or as may now or hereafter exist at law or in equity. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but only by an instrument in writing duly executed by you.

                  (b) Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

                  (c) This Guaranty is delivered in and made in, is executed with respect to and shall in all respects be construed pursuant to and governed by the laws of the State of Michigan.

                  (d) This Guaranty and each and every part hereof, shall be binding on us and our heirs, administrators, representatives and executors and shall inure to your benefit, and your successors and assigns, including each and every holder of the Note.

                  (e) This Guaranty may be executed by one or more of the parties hereto on any number of separate counterparts and all of the counterparts taken together shall constitute one and the same instrument.

                  (f) This Guaranty constitutes the joint and several obligation of each guarantor of the Guaranty Obligations, including the undersigned, and shall be fully binding upon and enforceable against any or all of such parties or persons and their sole and separate estates. Neither the death nor release of any guarantor of the Guaranty Obligations shall affect or release the joint and several liability of any other person or party. You may at your option enforce this Guaranty against one or more or all of the guarantors of the Guaranty Obligations; provided you shall not be required to resort to enforcement against each and every guarantor of the Guaranty Obligations and the failure to proceed against or join each and every of the guarantors of the Guaranty Obligations shall not affect the joint and several liability of each of the guarantors of the Guaranty Obligations.

                  (g) This Guaranty is intended by us as a final expression of our agreement and is intended as a complete statement of the terms and conditions to which we are bound.

         18.      WAIVER OF JURY TRIAL.

         OUR LEGAL COUNSEL HAS ADVISED US THAT (a) THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING OUT OF THIS GUARANTY, AND (b) SUCH CONSTITUTIONAL RIGHT MAY BE WAIVED. AFTER CONSULTATION WITH OUR COUNSEL (WHICH HAS INCLUDED OUR COUNSEL'S REVIEW OF THIS GUARANTY), WE BELIEVE THAT IT IS IN OUR BEST INTEREST IN THIS COMMERCIAL TRANSACTION TO WAIVE SUCH RIGHT. ACCORDINGLY, WE HEREBY WAIVE OUR RIGHT TO A JURY TRIAL AND FURTHER AGREE THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS GUARANTY OR OUR RELATIONSHIP WITH YOU, SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

         WE GIVE THIS GUARANTY FREELY AND VOLUNTARILY TO YOU WITHOUT ANY DURESS OR COERCION. WE HAVE CONSULTED WITH COUNSEL AND WE HAVE CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTY.

WITNESS:

___________________________                 ____________________________________
                                                   ALAN E. ZEFFER

___________________________